Exhibit 10

Each executive officer and certain other senior officers of the Registrant have executed or will execute a Non-Compete/Change of Control Agreement, substantially in the form attached hereto. The term of the non-competition and other related provisions for Mr. Arthur C. Martinez, Chairman of the Board of
Directors, President and Chief Executive Officer, is three years; for members of the Executive Committee is two years; and for all other officers is one year.


NON-COMPETE/CHANGE OF CONTROL AGREEMENT

Sears, Roebuck and Co., including its subsidiaries
(collectively referred to as "Sears"), and ____
_________________ ("Executive"), intending to be legally bound and for good and valuable consideration, agree as follows:


1) Severance Pay. Should Executive be involuntarily terminated from Sears for any reason, other than Cause
(as defined below), death, total and permanent disability, or retirement at or after age 65, and other than a Change of Control Termination (as defined below), Sears agrees to pay severance to Executive in the form of two years of salary continuation, which will include annual base salary plus annual bonus target as determined by the year in which termination occurs, less legal deductions. While receiving salary continuation, Executive will be placed on a leave of absence status and entitled to all benefits for which Executive is eligible to participate.
Stock options will continue to vest during the salary continuation period. Vested options will expire in accordance with their respective grant letters.
After the first year, salary continuation payments will be subject to mitigation by the amount of any compensation and benefits to which the Executive is entitled because of any employment, including self-employment.

2) Change of Control. Sears shall pay to Executive the severance described in Section 3, and Executive shall be entitled to participate in the benefits described in Section 3, if Executive's employment is terminated under the circumstances described below
(a "Change of Control Termination"):

a) Executive's employment with Sears and all of its subsidiaries is terminated:

i) On the day of, or within 24 months after, occurrence of a Change of Control, as such term is defined in Appendix A; or

ii) Prior to a Change of Control but at the request of any third party participating in or causing the Change of Control; or

(iii) Otherwise in connection with or in anticipation of a Change of Control; and

b)  Executive's termination of employment was not

i) On account of Executive's death or total and permanent disability;

ii)  For Cause (as defined below); or

iii) On account of Executive's retirement, or Executive's resignation other than for Good Reason
(as defined below).

For the purpose of this Agreement, (a) "Cause" shall mean
(1) a material breach by Executive of those duties and responsibilities that do not differ in any material respect from Executive's duties and responsibilities during the 90-day period immediately prior to termination of employment, which breach is demonstrably willful and deliberate on Executive's part, is committed in bad faith or without reasonable belief that such breach is in the best interests of Sears and is not remedied in a reasonable period of time after receipt of written notice from Sears specifying such breach, (2) the commission by Executive of a felony involving moral turpitude, or (3) dishonesty or willful misconduct in connection with Executive's employment, and
(b) "Good Reason" shall mean a significant reduction in Executive's responsibilities, title or annual base salary, or Executive's mandatory relocation to an office more than 50 miles from the primary location at which Executive is required to perform Executive's duties immediately prior to termination of employment, and which reduction in responsibilities, title or annual base salary, or relocation is not remedied in a reasonable period of time after receipt of written notice from Executive specifying that "Good Reason" exists for purposes of this Agreement.

3) Change of Control Severance Pay. In the event of a Change of Control Termination, Sears agrees to pay
Executive's base salary and annual bonus target, prorated through the date of the Change of Control Termination, plus severance pay in the form of an undiscounted lump sum equal to (a) two years of Executive's base salary plus
(b) the product of two multiplied by Executive's annual bonus target as determined by the year in which termination occurs, less legal deductions. For two years following the Change of Control Termination, Executive will be placed on a leave of absence status and entitled to all benefits for which Executive is eligible to participate.

4)  Gross-Up Payment.	If, for any reason, any part or
all of the amounts payable to Executive under this Agreement (or otherwise, if such amounts are in the nature of compensation paid or payable by Sears or any of its subsidiaries after there has been a Change of Control) are deemed to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), Sears shall pay to such Participant, in addition to any other amounts that he may be entitled to receive pursuant to the Plan, an amount which, after all federal, state, and local taxes (of whatever kind) imposed on the participant with respect to such amount are subtracted therefrom, is equal to the excise taxes imposed on such excess parachute payments pursuant to Section 4999 of the Code.

5) Protective Covenants. Executive acknowledges that the above consideration, absent this Agreement, is beyond what Sears is obligated to pay. Executive further acknowledges that benefits payable to Executive under Sears Long-Term Incentive Plan and any special grants of restricted stock or stock options for retention purposes are contingent on Executive's signing of this Agreement, and that such benefits constitute additional consideration beyond what Sears is obligated to pay.
In consideration of the opportunity for severance benefits and Long-Term Incentive Plan payments specified above, and other good and valuable consideration, Executive agrees to the following:

a) The confidential and proprietary information and trade secrets of Sears are among its most valuable assets and include but are not limited to its customer and vendor lists, databases, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how Sears creates, develops, acquires or maintains its products and its marketing plans, targets its potential customers and operates its retail and other businesses. Sears has invested, and continues to invest, considerable amounts of time and money in obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Sears Confidential
Information"). Any misappropriation or unauthorized disclosure of Sears Confidential Information in any form would irreparably harm Sears. Executive will not, except as Sears may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon or publish any Sears Confidential Information.
Executive's obligation under this paragraph will cease as to any information which has become publicly known through a source other than the Executive.

b) For a period of two years from Executive's last day of active employment, whether or not severance is payable, Executive shall not, directly or indirectly
(through another business or person), engage in the following activities or assist others in such activities, anywhere in the United States or in any other jurisdiction outside of the United States in which Sears conducts or plans to conduct its business:

i) Hiring, recruiting, or attempting to recruit for any person or business entity that is a Competitor (as defined below) of Sears, any person employed by Sears; and,

ii) Being employed by, being connected to, or consulting for any person who or business entity which is a Competitor of Sears business or planned business at the time of the termination of Executive's active employment with Sears.

The provisions of paragraph 5(b) will apply should Executive's employment be terminated by either party for any reason (including but not limited to resignation or retirement); provided, however, that the provisions of paragraph 5(b)(ii) will not apply should Executive's employment be terminated due to a Change of Control Termination.

c) For the purposes of this Agreement, "Competitor" shall be defined as any business and any branch, office or operation thereof, which is in material competition with Sears, including without limitation, any direct marketing or electronic commerce business or retail department, specialty, discount, furniture, appliance, electronics, hardware, home improvement or home services, auto parts/service or apparel business with annual gross sales in excess of $500 million, and any vendor with annual gross sales of services or merchandise to Sears in excess of $100 million.

d)  Executive will provide Sears with such information
as Sears may from time to time request to determine
Executive's compliance with this Agreement.
Executive authorizes Sears to contact Executive's
future employers and other entities with whom Executive
has any sort of business relationship to determine
Executive's compliance with this Agreement or to
communicate the contents of this Agreement to such
employers and entities.   Executive releases Sears,
its agents and employees, from all liability for any damage arising from any such contacts or communications.

e) The restrictions set forth above are necessary to prevent the use and disclosure of Sears Confidential
Information and to otherwise protect the legitimate business interests of Sears. The provisions of this Agreement are reasonable.

f) Upon the termination of Executive's employment by either party, Executive will, if requested by Sears, execute a binding general waiver and release of claims in a form provided by Sears.

g) Irreparable harm would result from any breach by Executive of the provisions of this Agreement, and monetary damages alone would not provide adequate relief for any such breach. Accordingly, if Executive breaches this Agreement, injunctive relief in favor of Sears is proper. Moreover, any award of injunctive relief shall not preclude Sears from seeking or recovering any lawful compensatory damages which may have resulted from a breach of this Agreement, including a forfeiture of any payments not made and a return of any payments already received.

h) Any waiver, or failure to seek enforcement or remedy for any breach or suspected breach of any provision of this Agreement by Sears in any instance shall not be deemed a waiver of such provision in the future.

i) Executive may request (a) a waiver of the non-competition provisions of this Agreement or
(b) that the time frame in paragraph 5(b) above, commence during Executive's continued employment with Sears, by written request to the Chief Executive
Officer of Sears or the equivalent. Such a request will be given reasonable consideration and may be granted, in whole or in part, or denied at Sears absolute discretion.

6) If any provision(s) of this Agreement shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

7) This Agreement will be governed under the internal laws of the State of Illinois. Executive agrees that the state and federal courts located in the State of Illinois shall have exclusive jurisdiction in any action, suit or proceeding based on or arising out of this Agreement, and Executive hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to the service of process in connection with any action, suit, or proceeding against Executive; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, venue or service of process.

8) This Agreement does not constitute a contract of employment, and Executive acknowledges that Executive's employment with Sears is terminable at will by either party with or without cause and with or without notice.

9) If any provision of this Agreement conflicts with any other agreement, policy, plan, practice or other
Sears document, then the provisions of this Agreement will control. This Agreement will supersede any prior agreement between Executive and Sears with respect to the subject matter contained herein, and may be amended only by a writing signed by an officer of Sears.

                       SEARS, ROEBUCK AND CO.

______________________ by:___________________________
Executive


______________________      _________________________
       Date                 Date

                                       Appendix A

                    Certain Definitions

A "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)
(2) of the Securities Exchange Act of 1934, as amended
[the "Exchange Act"]) (a "Person") of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company
Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
"Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege);
(ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its subsidiaries;
or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of (c) below are satisfied; or

      (b) Individuals who, as of the date hereof constitute the Board of Directors of the Company
(the "Board")(as of the date hereof the "Incumbent
Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest
(as such terms are used in Rule 14a-11 of Regulation
14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the
Company of a "Business Combination," which shall mean a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding
Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corpora-tion resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or
Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or in-directly, 20% or more of, respectively, the then outstanding common shares of the corporation re-sulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corpora-tion entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corpora-tion resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agree-ment providing for such reorganization, merger or consolidation; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
Company Common Shares and Outstanding Company Voting
Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company
Common Shares and Outstanding Company Voting
Securities, as the case may be, (B) no Person
(excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

For purposes of the foregoing definition of "Change of Control," a "subsidiary" of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.